UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 25, 2010
HEALTH FITNESS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	001-34199 (Commission File Number)	41-1580506 (IRS Employer Identification No.)

1650 W. 82nd Street, Suite 1100 Bloomington, Minnesota (Address of Principal Executive Offices)	55431 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (952) 831-6830
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On February 25, 2010, Trustmark Mutual Holding Company (“Trustmark”) announced the successful completion of its tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of Health Fitness Corporation, a Minnesota corporation (“HealthFitness”), par value $0.01 per share (the “Shares”), at a price of $8.78 per Share in cash, without interest and less any required withholding taxes. The Offer was conducted by (i) Trustco Minnesota, Inc., a Minnesota corporation (the “Purchaser”) and wholly owned subsidiary of Trustco Holdings, Inc., a Delaware corporation (“Parent”) and an indirect wholly owned subsidiary of Trustmark, an Illinois mutual insurance company, (ii) Parent and (iii) Trustmark pursuant to the Merger Agreement. The Purchaser acquired a total of 9,102,844 Shares pursuant to the Offer (representing approximately 89.1% of the outstanding Shares), resulting in a change in control of HealthFitness. As a result, Parent became entitled under the Merger Agreement to elect ten directors of HealthFitness, as described in more detail under Item 5.02 of this Current Report on Form 8-K below.
Effective as of 11:59 p.m. Central Standard Time on February 26, 2010, pursuant to the Agreement and Plan of Merger, dated as of January 20, 2010, among Parent, Purchaser and HealthFitness (the “Merger Agreement”), Parent effected the merger of Purchaser with and into HealthFitness (the “Merger”) as a “short-form merger” (i.e., without a vote or meeting of HealthFitness’ remaining shareholders) under Section 302A.621 of the Business Corporation Act of the State of Minnesota. As a result of the Merger, HealthFitness became a wholly owned subsidiary of Parent.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On February 26, 2010, HealthFitness notified the NYSE Amex of the effectiveness of the Merger pursuant to the Merger Agreement. In connection with the Merger, HealthFitness requested that the NYSE Amex file a notice of delisting on Form 25 with the Securities and Exchange Commission to delist and deregister its common stock, par value $0.01 per share.
Item 3.02. Unregistered Sales of Equity Securities.
On February 26, 2010, HealthFitness issued and sold 876,186 shares of HealthFitness common stock, par value $0.01 per share (the “Top-Up Shares”), to the Purchaser in exchange for a promissory note in the principal amount of $7,692,913.08, reflecting a purchase price of $8.78 per Top-Up Share. The Top-Up Shares were sold pursuant to an option granted to Purchaser under the Merger Agreement. The offer and sale of the Top-Up Shares were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act. There were no underwriting discounts or commissions in connection with the sale.
Item 3.03. Material Modification to Rights of Security Holders.
As a result of the Merger, each of the remaining outstanding Shares (other than Shares owned directly or indirectly by HealthFitness, Parent or Purchaser, or any of their respective subsidiaries, and Shares owned by shareholders of HealthFitness who perfect their dissenters’ rights under Minnesota law) was cancelled and automatically converted into the right to receive $8.78 per share, in cash, without interest and less any required withholding taxes, which is the same amount per Share paid in the Offer.
Item 5.01. Changes in Control of Registrant.
The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.
On February 25, 2010, in connection with the completion of the Offer, each of Gregg O. Lehman, David F. Durenberger, K. James Ehlen, Linda Hall Keller, Wendy D. Lynch, Curtis M. Selquist and Rodney A. Young resigned as directors of HealthFitness. Pursuant to the Merger Agreement, on February 25, 2010, Sara Lee Keller, J. Brinke Marcuccilli, David M. McDonough, Joseph L. Pray, Warren R. Schreier, Philip Goss, J. Grover Thomas Jr., Frederick L. Blackmon, John A. Clymer and David B. Weick were appointed as directors of HealthFitness.
Effective as of 11:59 p.m. Central Standard Time on February 26, 2010, pursuant to the Merger Agreement, Sara Lee Keller, J. Brinke Marcuccilli, David M. McDonough, Joseph L. Pray and Warren R. Schreier remained directors of HealthFitness and Mark W. Sheffert, Robert J. Marzec, John C. Penn, Philip Goss, J. Grover Thomas Jr., Frederick L. Blackmon, John A. Clymer and David B. Weick ceased to be directors of HealthFitness.
Sara Lee Keller, 53, is the Senior Vice President, General Counsel and Secretary of Trustmark and Parent, and a director of Parent. Ms. Keller joined Trustmark as Senior Vice President and General Counsel in 2007. Prior to joining Trustmark, Ms. Keller was a Partner at Freeborn & Peters LLP, a Chicago law firm, from 2005 through 2007, and was the Associate General Counsel of Express Financial Solutions, a division of GE Commercial Finance, from 2001 through 2005. A native of Warsaw, New York, Ms. Keller holds a B.A. in Government from Wells College and a Juris Doctor and LL.M. in Tax from Villanova University. Ms. Keller is a member of the American Bar Association.
J. Brinke Marcuccilli, 55, is the Executive Vice President and Chief Financial Officer of Trustmark and Parent and a director of Parent. Mr. Marcuccilli joined Trustmark in 2000 as Senior Vice President. He has been in the insurance industry for more than 25 years, and has previously served as Chief Financial Officer of Fortis Long Term Care, Connecticut Mutual/Mass Mutual and a significant business within the former Providian Corporation. A native of Lexington, Kentucky, Mr. Marcuccilli holds a B.A. in Accounting from the University of Kentucky and completed the Program for Management Development at Harvard Business School. Mr. Marcuccilli, a Certified Public Accountant, is a member of the American Institute of Certified Public Accountants. Mr. Marcuccilli is retiring from his positions with Trustmark, Parent and the Purchaser effective as of March 31, 2010.
David M. McDonough, 57, is the Chief Executive Officer of Trustmark and Parent and serves on the Board of Directors of Trustmark and Parent. Mr. McDonough has 30 years of marketing, financial services and risk management experience. Prior to being named Chief Executive Officer of Trustmark in 2005, Mr. McDonough served as President and Chief Operating Officer of Trustmark, where he had direct responsibility for the company businesses, including CoreSource, Trustmark Group Benefits, Starmark, Trustmark Voluntary Benefit Solutions and Trustmark Affinity Markets. Previously, McDonough served as Executive Vice President and Chief Operating Officer of Milwaukee-based Assurant Health. Mr. McDonough is currently a member of the board of directors of the Illinois Life Insurance Council, America’s Health Insurance Plans and the Lake Forest Graduate School of Management. A native of Hartford, Connecticut, Mr. McDonough holds a B.S. in Marketing from Central Connecticut State University, a M.S.B.A. from the University of Massachusetts at Amherst and a M.A. in Economics from Trinity College.
Joseph L. Pray, 53, is the President and Chief Operating Officer of Trustmark and Parent. Mr. Pray joined Trustmark in 2002 as Vice President — Sales & Marketing, Voluntary Benefit Solutions, and now serves as Trustmark’s President and Chief Operating Officer. Prior to 2002, Mr. Pray worked at Cerulean

Companies Inc. and Blue Cross Blue Shield of Georgia from 1992 through 2002. A native of Saginaw, Michigan, Mr. Pray holds a B.S. in Accounting and Data Processing from Ferris State University.
Warren R. Schreier, 62, serves as the Executive Vice President — Employer Medical, Individual Medical and Consumer Health Advice of Trustmark and the Executive Vice President of Parent. Mr. Schreier is a director of Parent. Mr. Schreier has extensive experience in the insurance business, serving Trustmark for more than 40 years. He became Senior Vice President of the Group Benefits division in 1992, of Voluntary Benefits in 1993, of Corporate Administration in 1999, and of Starmark and Affinity Markets in 2005. He was named Executive Vice President, Affinity Markets Group and Starmark in 2007 and Executive Vice President, Employer Medical, Individual Medical and Consumer Health Advice in 2009. A native of Plainview, Nebraska, Mr. Schreier has a B.S. in Business Administration from the University of Illinois and is a graduate of Northwestern University’s Executive Development Program. He holds the insurance designations of Fellow, Life Management Institute, Chartered Life Underwriter and Associate, Academy of Life Underwriting.
Item 5.03. Amendments to Articles of Incorporation or Bylaws.
Effective as of 11:59 p.m. Central Standard Time on February 26, 2010, pursuant to the Merger Agreement, the articles of incorporation and bylaws of HealthFitness were amended and restated in their entirety. Copies of HealthFitness’ articles of incorporation and bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

3.1	Amended and Restated Articles of Incorporation of Health Fitness Corporation
3.2	Bylaws of Health Fitness Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH FITNESS CORPORATION
Date: March 1, 2010	By:	/s/ Gregg O. Lehman
		Name:	Gregg O. Lehman
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

3.1	Amended and Restated Articles of Incorporation of Health Fitness Corporation
3.2	Bylaws of Health Fitness Corporation